Exhibit 99

                                     Experts

The financial statements and the related financial statement schedules incorporated in the Prospectus by reference from Lincoln Benefit Life Company's Annual Report on Form 10-K for the year ended December 31, 2003, and from the Statement of Additional Information (which is part of Registration Statement No. 333-82427) have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated by reference in the Prospectus, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of the sub-accounts comprising Lincoln Benefit Life Variable Annuity Account as of December 31, 2003, and for each of the periods in the two year period then ended incorporated in the Prospectus by reference from the Statement of Additional Information (which is part of Registration Statement No. 333-82427) have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated in the Prospectus by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.